Exhibit 10.1

EXECUTION VERSION

$450,000,000

JARDEN CORPORATION

1 7/8% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2018

PURCHASE AGREEMENT

September 12, 2012

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC,

As Representatives of the several

  Initial Purchasers named in Schedule I attached hereto,

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

Jarden Corporation, a Delaware corporation (the “Company”), proposes, upon the terms and conditions set forth in this agreement (this “Agreement”), to issue and sell to you, as the initial purchasers (the “Initial Purchasers”), $450,000,000 in aggregate principal amount of its 1 7/8% Senior Subordinated Convertible Notes due 2018 (the “Firm Notes”). The Company also proposes to issue and sell to the Initial Purchasers, not more than an additional $50,000,000 of its 1 7/8% Senior Subordinated Convertible Notes due 2018 (the “Additional Notes”) if and to the extent that the Initial Purchasers shall have determined to exercise the right to purchase such 1 7/8% Senior Subordinated Convertible Notes due 2018 granted to the Initial Purchasers in Section 3(b) hereof. The Firm Notes and the Additional Notes are hereinafter collectively referred to as the “Notes.” The Notes will be guaranteed (collectively, the “Guarantees”) by the subsidiaries listed in Schedule II hereto (the “Guarantors”). As used herein, the term “Notes” shall include the Guarantees, unless the context otherwise requires. The Notes will (i) have terms and provisions that are summarized in the Offering Memorandum (as defined below), and (ii) are to be issued pursuant to an Indenture (the “Indenture”) to be entered into among the Company, the Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be convertible into cash, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including any such shares issuable upon conversion in connection with a “make-whole fundamental change” (as defined in the Offering Memorandum) (the “Underlying Common Stock”), or a combination of cash and shares of Common Stock, at the Company’s election, as set forth in the Offering Memorandum. This Agreement is to confirm the agreement concerning the purchase of the Notes from the Company by the Initial Purchasers.

1. Purchase and Resale of the Notes. The Notes will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption pursuant to Section 4(2) under the Securities Act.

The Company and the Guarantors have prepared a preliminary offering memorandum, dated September 11, 2012 (the “Preliminary Offering Memorandum”), a pricing term sheet substantially in the form attached hereto as Schedule III (the “Pricing Term Sheet”) setting forth the terms of the Notes omitted from the Preliminary Offering Memorandum, and a final offering memorandum, dated September 12, 2012 (the “Offering Memorandum”), setting forth information regarding the Company, the Guarantors, the Notes and the Guarantees. The Preliminary Offering Memorandum, as supplemented and amended as of the Applicable Time (as defined below), together with the Pricing Term Sheet and any of the documents listed on Schedule IV(A) hereto are collectively referred to as the “Pricing Disclosure Package.” The Company and the Guarantors hereby confirm that they have authorized the use of the Pricing Disclosure Package and the Offering Memorandum in connection with the offering and resale of the Notes by the Initial Purchasers. “Applicable Time” means 8:30 a.m. (New York City time) on the business day immediately following the date of this Agreement.

Any reference to the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K, the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2012 and June 30, 2012 and the Company’s Current Reports on Form 8-K filed since January 1, 2012, and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or prior to the date of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, as the case may be. Any reference to the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, and prior to such specified date. All documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Memorandum, Pricing Disclosure Package or the Offering Memorandum, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” For the avoidance of doubt, Exchange Act Reports shall not include any Current Reports on Form 8-K (or portions thereof) that are “furnished” to but not “filed” with the Commission.

You have advised the Company that you will offer and resell (the “Exempt Resales”) the Notes purchased by you hereunder on the terms set forth in each of the Pricing Disclosure Package and the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act (“QIBs”). Those persons specified above are referred to herein as “Eligible Purchasers.”

2. Representations, Warranties and Agreements of the Company and the Guarantors. The Company and each of the Guarantors, jointly and severally, represent, warrant and agree as follows:

(a) When the Notes and Guarantees are issued and delivered pursuant to this Agreement, such Notes and Guarantees will not be of the same class (within the meaning of Rule

144A under the Securities Act) as securities of the Company or the Guarantors that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated inter-dealer quotation system.

(b) Assuming the accuracy of your representations and warranties in Section 3(c), the purchase and resale of the Notes pursuant hereto (including pursuant to the Exempt Resales) are exempt from the registration requirements of the Securities Act.

(c) No form of general solicitation or general advertising within the meaning of Regulation D (including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising) was used by the Company, the Guarantors, any of their respective affiliates or any of their respective representatives (other than you, as to whom the Company and the Guarantors make no representation) in connection with the offer and sale of the Notes.

(d) Each of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, each as of its respective date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

(e) Neither the Company, any Guarantor nor any other person acting on behalf of the Company or any Guarantor has sold or issued any securities that would be integrated with the offering of the Notes contemplated by this Agreement pursuant to the Securities Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(f) The Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum have been prepared by the Company and the Guarantors for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act has been issued, and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Company or any of the Guarantors is contemplated.

(g) The Offering Memorandum will not, as of its date or as of the Closing Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(h) The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(i) The Company has not made any offer to sell or solicitation of an offer to buy the Notes that would constitute a “free writing prospectus” (if the offering of the Notes was made pursuant to a registered offering under the Securities Act), as defined in Rule 405 under the Securities Act (a “Free Writing Offering Document”) without the prior consent of the Representatives; any such Free Writing Offering Document the use of which has been previously consented to by the Initial Purchasers is listed on Schedule IV.

(j) The Pricing Disclosure Package, when taken together with each Free Writing Offering Document listed in Schedule IV(B) hereto, did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package (or Free Writing Offering Document listed in Schedule IV(B) hereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e).

(k) The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder. The Exchange Act Reports did not and will not, when filed with the Commission, contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(l) The Company and each of its Significant Subsidiaries (as defined below) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority (corporate or otherwise) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company and the Guarantors of their obligations under this Agreement, the Indenture, the Notes and the Guarantees, as applicable (a “Material Adverse Effect”). Other than the subsidiaries listed on Schedule V hereto (the “Significant Subsidiaries,” and each a “Significant Subsidiary”), the Company does not have any “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act.

(m) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Offering Memorandum under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Offering Memorandum, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Offering Memorandum; and all the outstanding shares of capital stock or other equity interests of each Significant Subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ nominal or qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party, except for such security interest or other lien, charge or voting/transfer restrictions that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(n) The Company and each Guarantor has all requisite corporate or limited liability company power and authority, as applicable, to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Company and the Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) is required in connection with the offer and sale of the Notes contemplated hereby or in connection with the Exempt Resales. The Indenture will conform to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(o) The Company has all requisite corporate power and authority to execute, issue, sell and perform its obligations under the Notes. The Notes have been duly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Notes by the Trustee, upon delivery to the Initial Purchasers against payment therefor in accordance with the terms hereof, will be validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Notes will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(p) Each Guarantor has all requisite corporate or limited liability company power and authority, as applicable, to execute, issue and perform its obligations under the Guarantees. The Guarantees have been duly and validly authorized by the Guarantors and when the Indenture is duly executed and delivered by the Guarantors in accordance with its terms and upon the due execution, authentication and delivery of the Notes in accordance with the Indenture and the issuance of the Notes in the sale to the Initial Purchasers contemplated by this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Guarantees will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(q) The Company has all the requisite corporate power and authority to issue the Underlying Common Stock issuable upon conversion of the Notes. The Underlying Common Stock has been duly and validly authorized by the Company and, and when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Common Stock will not be subject to any preemptive or similar rights. The Underlying Common Stock will conform in all material respects to the description thereof in each of the Pricing Disclosure Package and the Offering Memorandum.

(r) The Company and each Guarantor has all requisite corporate power to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each of the Guarantors.

(s) The issue and sale of the Notes, the Guarantees and the issuance of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Indenture and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party, or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its Significant Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(t) No material consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the issue and sale of the Notes and the Guarantees and the issuance of the Underlying Common Stock upon conversion of the Notes, the execution, delivery and performance by the Company and the Guarantors of the Notes, the Guarantees, the Indenture and this Agreement, the application of the proceeds from the sale of the Notes as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Initial Purchasers and the listing of the Underlying Common Stock on the New York Stock Exchange, each of which has been obtained and is in full force and effect.

(u) The historical financial statements (including the related notes and supporting schedules) of the Company and its consolidated subsidiaries included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum present fairly in all material respects the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as otherwise stated therein and, in the case of unaudited financial statements, subject to year-end adjustments; and the other financial information included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(v) PricewaterhouseCoopers LLP (“PwC”), who have certified certain financial statements of the Company, whose report appears in the Pricing Disclosure Package and the Offering Memorandum or is incorporated by reference therein and who have delivered the initial letter referred to in Section 7(c) hereof, are independent registered public accountants as required by the Securities Act and the rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board.

(w) The Company and its Significant Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for the Company’s assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Pricing Disclosure Package and the Offering Memorandum, there are no material weaknesses in the Company’s internal controls.

(x) The Company and its Significant Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its Significant Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(y) The Company’s auditors and the audit committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have materially adversely affected or are reasonably likely to materially adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. Since the date of the most recent balance sheet of the Company and its consolidated subsidiaries reviewed or audited by PwC and the audit committee of the board of directors of the Company, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(z) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(aa) Since the date of the most recent audited financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package and the Offering Memorandum, (i) there has not been any (A) material change in the capital stock (other than the issuance of shares of common stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Pricing Disclosure Package and the Offering Memorandum), (B) material change in short-term debt or (C) material change in long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change in or affecting the business, properties, executive officers of the Company, financial condition, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the

Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum.

(bb) The Company and its Significant Subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all liens, encumbrances, and defects except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Significant Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc) The Company and its Significant Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Pricing Disclosure Package and the Offering Memorandum, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Pricing Disclosure Package and the Offering Memorandum, neither the Company nor any of its Significant Subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(dd) The Company and its Significant Subsidiaries own, possess valid license(s), or have other rights to use, all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, except where the failure to own or possess such rights could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. The Company and its Significant Subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(ee) Except as described in the Pricing Disclosure Package and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its Significant Subsidiaries is or may be a party or to which any property of the Company or any of its Significant Subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance by the Company and the Guarantors of this Agreement, the Indenture, the Notes, the Guarantees or the consummation of any of the transactions contemplated hereby. To the knowledge of the Company, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(ff) There are no contracts or other documents that would be required to be described in a registration statement filed under the Securities Act or filed as exhibits to a registration statement of the Company pursuant to Item 601(10) of Regulation S-K that have not been described in the Pricing Disclosure Package and the Offering Memorandum. The statements made in the Pricing Disclosure Package and the Offering Memorandum, insofar as they purport to constitute summaries of the terms of the contracts and other documents that are so described, constitute accurate summaries of the terms of such contracts and documents in all material respects.

(gg) The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) to the Company’s knowledge, any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(hh) No relationship, direct or indirect, that would be required to be described in a registration statement of the Company pursuant to Item 404 of Regulation S-K, exists between or among the Company or any Guarantor and their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Guarantor and their respective subsidiaries, on the other hand, that has not been described in the Pricing Disclosure Package and the Offering Memorandum.

(ii) No labor disturbance by or dispute with employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company has no actual knowledge of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(jj) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(kk) Except as described in the Pricing Disclosure Package and the Offering Memorandum, (i) the Company and its Significant Subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received written notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, (iii) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its Significant Subsidiaries under any Environmental Laws in which a governmental entity is also a party and (iv) the Company and its Significant Subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, except in the case of each of (i), (ii), (iii) and (iv) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its Significant Subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Significant Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(ll) The Company and each of its Significant Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed (taking into account valid extensions) and have paid all taxes due and payable (whether or not shown on such tax returns) and all assessments received by any of them, except where they are contesting the validity of any such tax in good faith and adequate provision (in accordance with GAAP) has been made therefor in the financial statements of the Company and its Significant Subsidiaries except where failure to file such tax returns or pay such taxes or such assessments could not reasonably be expected to result in a Material Adverse Effect; and except as otherwise disclosed in the Pricing Disclosure Package and the Offering Memorandum, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except in any case in which such tax deficiency would not have a Material Adverse Effect.

(mm) Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 and 430 of the Code or Section 302 and 303 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (vii) there is no pending audit or, to the knowledge of the Company, investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension

Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Significant Subsidiaries in the current fiscal year of the Company and its Significant Subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

(nn) Except as described in the Pricing Disclosure Package and the Offering Memorandum, no Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or any other Significant Subsidiary, from making any other distribution on such Significant Subsidiary’s capital stock to the Company or any Significant Subsidiary of the Company, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other Significant Subsidiary of the Company except for such restrictions that are not reasonably likely to have a material adverse effect on the performance by the Company of its obligations under this Agreement, the Indenture and the Notes.

(oo) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Disclosure Package and the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(pp) Neither the Company, the Guarantors nor any of their respective subsidiaries is, and after giving effect to the offer and sale of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the Pricing Disclosure Package and the Offering Memorandum will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(qq) Immediately after the consummation of the issuance of the Notes, the Company will be Solvent. The term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company are not less than the total amount required to pay the probable liabilities of the of the Company on their total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Notes as contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature, (iv) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged, and (v) the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(rr) The statements set forth in each of the Pricing Disclosure Package and the Offering Memorandum under the caption “Description of Notes,” insofar as they purport to constitute a summary of the terms of the Notes and the Guarantees and under the captions “Description of Capital Stock,” “Description of Other Indebtedness,” “Certain U.S. Federal Income and Estate Tax Considerations” and “Plan of Distribution”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(ss) Except as described in the Pricing Disclosure Package, there are no contracts, agreements or understandings between the Company, any Significant Subsidiary and any person granting such person the right to require the Company or any of its Significant Subsidiaries to file a registration statement under the Securities Act with respect to any securities of the Company or any Significant Subsidiary owned or to be owned by such person or in any securities being registered pursuant to any other registration statement filed by the Company or any Significant Subsidiary under the Securities Act.

(tt) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that could give rise to a valid claim against any of them or the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Notes.

(uu) None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System.

(vv) The Company and its affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Notes.

(ww) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xx) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(yy) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any penalties or enforcement action for violations of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

Any certificate signed by any officer of the Company or the Guarantors and delivered to the Representatives or counsel for the Initial Purchasers in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or such Guarantor, jointly and severally, as to matters covered thereby, to each Initial Purchaser.

3. Purchase of the Notes by the Initial Purchasers, Agreements to Sell, Purchase and Resell.

(a) The Company and the Guarantors, jointly and severally, hereby agree, on the basis of the representations, warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Company and the Guarantors herein contained and subject to all the terms and conditions set forth herein, each Initial Purchaser agrees, severally and not jointly, to purchase from the Company, at a purchase price of 97.5% of the principal amount thereof, the principal amount of Firm Notes set forth opposite the name of such Initial Purchaser in Schedule I hereto. The Company and the Guarantors shall not be obligated to deliver any of the securities to be delivered hereunder except upon payment for all of the securities to be purchased as provided herein.

(b) In addition, the Company and the Guarantors hereby agree, on the basis of the representations and warranties, covenants and agreements of the Initial Purchasers contained herein and subject to all the terms and conditions set forth herein, to issue and sell to the Initial Purchasers the Additional Notes, and the Initial Purchasers shall have the right to purchase, severally and not jointly, up to $50,000,000 aggregate principal amount of Additional Notes at a purchase price referred to in the preceding paragraph. The Representatives may exercise this right on behalf of the Initial Purchasers in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Notes to be purchased by the Initial Purchasers and the date on which such Additional Notes are to be purchased. Unless otherwise agreed to by the Company, each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Notes nor later than ten business days after the date of such notice; provided, however, that the purchase date for the Additional Notes shall be the Closing Date to the extent that such written notice is delivered at least one business day prior to the Closing Date. On each day, if any, that Additional Notes are to be purchased (an “Option Closing Date”), each Initial Purchaser agrees, severally and not jointly, to purchase the principal amount of Additional Notes (subject to such adjustments to eliminate fractional Notes as you may determine) that bears the same proportion to the total principal amount of Additional Notes to be purchased on such Option Closing Date as the principal amount of Firm Notes set forth in Schedule I opposite the name of such Initial Purchaser bears to the total principal amount of Firm Notes.

(c) Each of the Initial Purchasers, severally and not jointly hereby represents and warrants to the Company that it will offer the Notes for sale upon the terms and conditions set forth in this Agreement and in the Pricing Disclosure Package and the Offering Memorandum. Each of the Initial Purchasers, severally and not jointly, hereby represents and warrants to, and agrees with, the Company, on the basis of the representations, warranties and agreements of the Company and the Guarantors, that such Initial Purchaser: (i) is a QIB with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Notes; (ii) is purchasing the Notes pursuant to a private sale exempt from registration under the Securities Act; (iii) in connection with the Exempt Resales, will solicit offers to buy the Notes only from, and will offer to sell the Notes only to, the Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Pricing Disclosure Package and the Offering Memorandum; and (iv) will not offer or sell the Notes, nor has it offered or sold the Notes by, or otherwise engaged in, any form of general solicitation or general advertising (within the meaning of Regulation D, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising), in connection with the offering of the Notes.

(d) The Initial Purchasers have not nor, prior to the later to occur of (A) the Closing Date and (B) completion of the distribution of the Notes, will not, use, authorize use of, refer to or distribute any material in connection with the offering and sale of the Notes other than (i) the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, (ii) any written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum or any Free Writing Offering Document listed on Schedule IV hereto, (iii) the Free Writing Offering Documents listed on Schedule IV hereto, (iv) any written communication prepared by such Initial Purchaser and approved by the Company in writing, or (v) any written communication relating to or that contains the terms of the Notes and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum.

(e) Each of the Initial Purchasers hereby acknowledges that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefore or in substitution thereof) shall bear legends substantially in the forms as set forth in the “Transfer Restrictions” section of the Pricing Disclosure Package and Offering Memorandum (along with such other legends as the Company and its counsel deem necessary).

Each of the Initial Purchasers understands that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 7(a) and 7(b) hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations, warranties, covenants and agreements, and the Initial Purchasers hereby consent to such reliance.

4. Delivery of the Notes and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Notes shall be made at the office of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, York 10019, at 10:00 A.M., New York City time, on September 18, 2012 (the “Closing Date”). The place of closing for the Notes and the Closing Date may be varied by agreement between the Initial Purchasers and the Company.

Payment for any Additional Notes shall be made to the Company against delivery of such Additional Notes for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on the Option Closing Date.

The Notes will be delivered to the Initial Purchasers, or the Trustee as custodian for The Depository Trust Company (“DTC”), against payment by or on behalf of the Initial Purchasers of the purchase price therefor by wire transfer in immediately available funds, by causing DTC to credit the Notes to the account of the Initial Purchasers at DTC. The Notes will be evidenced by one or more global securities in definitive form and will be registered in the name of Cede & Co. as nominee of DTC. The Notes to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 10:00 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be.

5. Agreements of the Company and the Guarantors. The Company and the Guarantors, jointly and severally, agree with each of the Initial Purchasers as follows:

(a) The Company and the Guarantors will furnish to the Initial Purchasers, without charge, within one business day of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

(b) The Company and the Guarantors will prepare the Offering Memorandum in a form approved by the Initial Purchasers and, until the completion of the distribution of the Notes (including the distribution of any Additional Notes to the extent the Initial Purchasers exercise their option to purchase any Additional Notes pursuant to Section 3(b)) by the Initial Purchasers, will not make any amendment or supplement to the Pricing Disclosure Package or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which they shall reasonably object after being so advised; provided, that this clause shall not apply to any filing by the Company of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K with respect to matters unrelated to the Notes and the offering or conversion thereof; provided further, however, that the Company shall advise the Initial Purchasers in advance of the filing of any such Annual Report, Quarterly Report or Current Report.

(c) The Company and each of the Guarantors consents to the use of the Pricing Disclosure Package and the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Notes are offered by the Initial Purchasers and by all dealers to whom Notes may be sold, in connection with the offering and sale of the Notes.

(d) If, at any time prior to completion of the distribution of the Notes by the Initial Purchasers to Eligible Purchasers, any event occurs or information becomes known that, in the judgment of the Company or any of the Guarantors or in the opinion of counsel for the Initial Purchasers, should be set forth in the Pricing Disclosure Package or the Offering Memorandum so that the Pricing Disclosure Package or the Offering Memorandum, as then amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Pricing Disclosure Package or the Offering Memorandum in order to comply with any law, the Company and the Guarantors will forthwith prepare an appropriate supplement or amendment thereto, and will promptly furnish to the Initial Purchasers and dealers a reasonable number of copies thereof.

(e) None of the Company nor any Guarantor will make any offer to sell or solicitation of an offer to buy the Notes that would constitute a Free Writing Offering Document without the prior consent of the Representatives, which consent shall not be unreasonably withheld or delayed. If at any time following issuance of a Free Writing Offering Document any event occurred or occurs as a result of which such Free Writing Offering Document conflicts with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or, when taken together with the information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, as promptly as practicable after becoming aware thereof, the Company will give notice thereof to the Initial Purchasers through the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Initial Purchaser a Free Writing Offering Document or other document which will correct such conflict, statement or omission.

(f) Promptly from time to time to take such action as the Initial Purchasers may reasonably request to qualify the Notes and the Underlying Common Stock for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes and the Underlying Common Stock; provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(g) For a period commencing on the date hereof and ending on the 90th day after the date of the Offering Memorandum, the Company and the Guarantors agree not to, directly or indirectly, (i) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or would be expected to, result in the disposition by any person at any time in the future of) any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than the shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans, other employee compensation plans or non-employee director compensation programs (collectively, “Compensation Plans”) existing on the date hereof and disclosed in the Pricing Disclosure Package or pursuant to currently outstanding options, warrants or rights not issued under one of those plans), or sell or grant options, rights or warrants with respect to any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (other than (1) the issuance of the Notes to be sold hereunder, (2) the issuance of shares of Common Stock upon conversion of the Notes, if applicable, (3) the grant of options and other equity awards pursuant to Compensation Plans existing on the date hereof and disclosed in the Pricing Disclosure Package or the Offering Memorandum or (4) shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock issued by the Company as consideration for any merger or acquisition made by the Company or any of its subsidiaries; provided, however, that the aggregate number of shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (on an as-converted or as-exercised basis, as the case may be) that the Company may sell or issue or agree to sell or issue pursuant to this clause (4) shall not exceed 5% of the total number of shares of the Company’s Common Stock issued and outstanding immediately following the completion of the transactions contemplated herein; and provided further, that any recipients of such Common Stock or securities convertible into or exchangeable for shares of Common Stock pursuant to this clause (4) shall execute a lock-up agreement substantially in the form of Exhibit B hereto), (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise, (iii) file or cause to be filed a registration statement, including any amendments, with respect to the registration of Common Stock or securities convertible, exercisable or exchangeable into Common Stock (other than any registration statement on Form S-8), or (iv) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of Barclays Capital Inc. and J.P. Morgan Securities LLC, on behalf of the Initial Purchasers, and to cause each officer and director of the Company set forth on Schedule VI hereto to furnish to the Representatives, prior to the date of this Agreement, a letter or letters, substantially in the applicable form attached hereto as Exhibit B hereto (the “Lock-Up Agreements”).

(h) Between the date hereof and the Closing Date (both dates included), neither the Company nor the Guarantors will do any act or thing which, had the Firm Notes then been in issue, would result in an adjustment to the conversion price of the Firm Notes.

(i) For so long as any of the Notes or the Underlying Common Stock are outstanding, and unless otherwise available on the Commission’s Electronic Data Gathering and Retrieval System, the Company and the Guarantors will, furnish at their expense to the Initial Purchasers, and, upon request, to the holders of the Notes or the Underlying Common Stock and prospective purchasers of the Notes or the Underlying Common Stock the information required by Rule 144A(d)(4) under the Securities Act (if any).

(j) The Company and the Guarantors will apply the net proceeds from the sale of the Notes to be sold by it hereunder substantially in accordance with the description set forth in the Pricing Disclosure Package and the Offering Memorandum under the caption “Use of Proceeds.”

(k) The Company, the Guarantors and their respective affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably could be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or the Guarantors in connection with the offering of the Notes.

(l) The Company and the Guarantors will use their commercially reasonable efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(m) The Company and the Guarantors will not, and will not permit any of their respective affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Notes that have been acquired by any of them, except for Notes purchased by the Company, the Guarantors or any of their respective affiliates and resold in a transaction registered under the Securities Act.

(n) The Company and the Guarantors agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that would be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the sale to the Initial Purchasers or the Eligible Purchasers of the Notes.

(o) The Company and the Guarantors agree to comply in all material respects with all agreements set forth in the representation letter of the Company and the Guarantors to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(p) The Company and the Guarantors will use their commercially reasonable efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers’ obligations hereunder to purchase the Notes.

(q) The Company agrees to reserve and keep available at all times, free of preemptive rights, a sufficient number of Underlying Common Stock to enable the Company to satisfy any obligations to issue Underlying Common Stock upon conversion of the Notes.

(r) Between the date hereof and the Closing Date, the Company will not do or authorize any act that would result in an adjustment of the conversion rate of the Notes.

(s) The Company agrees to use its commercially reasonable efforts to list, subject to notice of issuance, the Underlying Common Stock issuable upon conversion of the Notes on the New York Stock Exchange, and to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a register for the Underlying Common Stock.

6. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Guarantors, jointly and severally, agree, to pay, without duplication, all expenses, costs, fees and taxes incident to and in connection with: (a) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum (including, without limitation, financial statements and exhibits) and all amendments and supplements thereto (including the fees, disbursements and expenses of the Company’s and the Guarantors’ accountants and counsel, but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection therewith); (b) the preparation, printing (including, without limitation, word processing and duplication costs) and delivery of this Agreement, the Indenture, all Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection therewith and with the Exempt Resales (but not, however, legal fees and expenses of the Initial Purchasers’ counsel incurred in connection with any of the foregoing other than the reasonable and documented fees of such counsel plus reasonable and documented disbursements incurred in connection with the preparation, printing and delivery of such Blue Sky memoranda); (c) the issuance, delivery and sale by the Company of the Notes and the Guarantees by the Guarantors, the Initial resale thereof by the Initial Purchasers, and any taxes payable in connection therewith; (d) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states, the provinces of Canada and any other foreign jurisdictions as the Initial Purchasers may designate (including, without limitation, the reasonable and documented fees and disbursements of the Initial Purchasers’ counsel relating to such registration or qualification); (e) all the reasonable and documented fees and expenses of the Initial Purchasers’ Canadian counsel incurred in connection with the preparation of a Canadian offering memorandum or “wrap”; (f) the furnishing of such copies of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with the Exempt Resales; (g) the preparation of certificates for the Notes (including, without limitation, printing and engraving thereof); (h) the approval of the Notes by DTC for “book-entry” transfer (including reasonable and documented fees and expenses of counsel for the Initial Purchasers); (i) the rating of the Notes; (j) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Notes and the Guarantees; (k) the performance by the Company and the Guarantors of their other obligations under this Agreement; and (l) all expenses incurred by the Company in connection with any in-person or telephonic “road show” presentation to potential investors.

7. Conditions to Initial Purchasers’ Obligations. The respective obligations of the Initial Purchasers hereunder are subject to the accuracy, when made and on and as of the Closing Date, of the representations and warranties of the Company and the Guarantors contained herein, to the performance by the Company and the Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) (i) Kane Kessler, P.C., counsel for the Company, shall have furnished to the Initial Purchasers, at the request of the Company, their written opinion and 10b-5 Statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect set forth in Exhibit A hereto, (ii) John Capps, Esq., counsel for the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Exhibit B and (iii) Greenberg Traurig, P.A., Florida counsel for the Company, Belin Lamson McCormick Zumbach Flynn, Iowa counsel for the Company, Garvey Schubert Barer, Washington counsel for the Company and Ice Miller LLP, Indiana counsel for the Company or such other Florida, Iowa, Washington and/or Indiana counsel for the Company reasonably acceptable to the Representatives shall each have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, substantially to the effect set forth in Exhibit C hereto.

(b) The Initial Purchasers shall have received from Latham & Watkins LLP, counsel for the Initial Purchasers, such opinion or opinions and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Pricing Disclosure Package, the Offering Memorandum and other related matters as the Initial Purchasers may reasonably require, and the Company shall have furnished to such counsel such documents and information as such counsel reasonably requests for the purpose of enabling them to pass upon such matters.

(c) At the time of execution of this Agreement, the Initial Purchasers shall have received from PwC a letter, in form and substance reasonably satisfactory to the Initial Purchasers, addressed to the Initial Purchasers and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and (iii) covering such other matters as are ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(d) With respect to the letter of PwC referred to in the preceding paragraph and delivered to the Initial Purchasers concurrently with the execution of this Agreement (the “initial letter”), the Initial Purchasers shall have received from PwC a “bring-down letter”, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the Closing Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in each of the Pricing Disclosure Package or the Offering Memorandum, as of a date not more than three days prior to the date of the Closing Date), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter, and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(e) No event or condition of a type described in Section 3(aa) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Offering Memorandum.

(f) The Company shall have furnished or caused to be furnished to the Initial Purchasers dated as of the Closing Date a certificate of the Chief Executive Officer of the Company, the Chief Financial Officer of the Company or another officer of the Company reasonably satisfactory to the Initial Purchasers, on behalf of the Company and each Guarantor, as to such matters as the Representatives may reasonably request, including, without limitation, a statement that:

(i) The representations, warranties and agreements of the Company and each Guarantor in Section 2 are true and correct on and as of the Closing Date, the Company and each Guarantor has complied in all material respects with all its agreements contained herein and the Company and each Guarantor has satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii) Such person has examined the Pricing Disclosure Package and the Offering Memorandum and that (A) the Pricing Disclosure Package, as of the Applicable Time, and the Offering Memorandum, as of its date and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package or the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information is specified in Section 8(e), and (B) since the date of the Pricing Disclosure Package and the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Pricing Disclosure Package and the Offering Memorandum.

(g) Subsequent to the earlier of the Applicable Time and the execution and delivery of this Agreement (i) no downgrading shall have occurred in the rating accorded the debt securities or preferred stock of, or guaranteed by, the Company or any of its Significant Subsidiaries that are rated by a “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act (as in effect on July 21, 2010), and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the debt securities or preferred stock of, or guaranteed by, the Company or any of its Significant Subsidiaries.

(h) The Notes shall be eligible for clearance and settlement through DTC.

(i) The Company, the Guarantors and the Trustee shall have executed and delivered the Indenture, and the Initial Purchasers shall have received an original copy thereof, duly executed by the Company, the Guarantors and the Trustee.

(j) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a general moratorium on commercial banking activities shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes being delivered on the Closing Date on the terms and in the manner contemplated in the Offering Memorandum or that, in the judgment of the Representatives, could materially and adversely affect the financial markets or the markets for the Notes and other debt or equity securities.

(k) The Company shall have submitted to the New York Stock Exchange an additional listing application to list the Underlying Common Stock issuable upon conversion of the Notes.

(l) The Lock-Up Agreements between the Representatives and the officers and directors of the Company set forth on Schedule VI, delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

(m) On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers may reasonably request.

The several obligations of the Initial Purchasers to purchase Additional Notes hereunder are subject to the delivery to the Representatives on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company and each Guarantor, the due authorization and issuance of the Additional Notes to be sold on such Option Closing Date and other matters related to the issuance of such Additional Notes.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

8. Indemnification and Contribution.

(a) The Company and each Guarantor, hereby agree, jointly and severally, to indemnify and hold harmless each Initial Purchaser, its affiliates, directors, officers and employees and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes), to which that Initial Purchaser, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky application or other document prepared or executed by the Company or any Guarantor (or based upon any written information furnished by the Company or any Guarantor) specifically for the purpose of qualifying any or all of the Notes under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (C) in any materials or information provided to investors by, or with the approval of, the Company or any Guarantor in connection with the marketing of the offering of the Notes (“Marketing Materials”), including any road show or investor presentations made to investors by the Company (whether in person or electronically) or (ii) the omission or alleged omission to state in any Free Writing Offering Document, the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser and each such director, officer, employee or controlling person promptly upon demand for any reasonable and documented legal or other expenses reasonably incurred by that Initial Purchaser, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Memorandum, the Pricing Disclosure Package or Offering Memorandum, or in any such amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials, in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of any Initial Purchaser specifically for inclusion therein, which information consists solely of the information specified in Section 8(e). The foregoing indemnity agreement is in addition to any liability that the Company or the Guarantors may otherwise have to any Initial Purchaser or to any affiliate, director, officer, employee or controlling person of that Initial Purchaser.

(b) Each Initial Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, each Guarantor, their respective officers and employees, each of their respective directors, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum or in any amendment or supplement thereto, (B) in any Blue Sky Application, or (C) in any Marketing Materials, or (ii) the omission or alleged omission to state in any Free Writing Offering Document, Preliminary Offering Memorandum, the Pricing Disclosure Package or the Offering Memorandum, or in any amendment or supplement thereto, or in any Blue Sky Application or in any Marketing Materials any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Company and any such director, officer, employee or controlling person promptly upon demand for any reasonable and documented legal or other expenses reasonably incurred by the Company and any such director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Initial Purchaser furnished to the Company through the Representatives by or on behalf of that Initial Purchaser specifically for inclusion therein, which information is limited to the information set forth in Section 8(e). The foregoing indemnity agreement is in addition to any liability that any Initial Purchaser may otherwise have to the Company, any Guarantor or any such director, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 8 except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other indemnified parties and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this Section 8, if (i) the indemnified party and the indemnifying party shall have so mutually agreed; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party and its directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnified parties or their respective directors, officers, employees or controlling persons, on the one hand, and the indemnifying party, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and in any such event the fees and expenses of one such separate counsel (in addition to any local counsel) shall be paid by the indemnifying party. No indemnifying party shall (x) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to, or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party, or (y) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, from the offering of the Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on the one hand, and the Initial

Purchasers, on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Notes purchased under this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total underwriting discounts and commissions received by the Initial Purchasers with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement as set forth on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors, or the Initial Purchasers, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. For purposes of the preceding two sentences, the net proceeds deemed to be received by the Company shall be deemed to be also for the benefit of the Guarantors, and information supplied by the Company shall also be deemed to have been supplied by the Guarantors. The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any reasonable and documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total initial purchaser discounts and commissions received by such Initial Purchaser with respect to the offering of the Notes exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute as provided in this Section 8(d) are several in proportion to their respective purchase obligations and not joint.

(e) The Initial Purchasers severally confirm and the Company and the Guarantors acknowledge and agree that the statements with respect to the offering of the Notes by the Initial Purchasers set forth under the sub-heading “Stabilization, Short Positions, Market Making and Trading” of the section entitled “Plan of Distribution” in the Pricing Disclosure Package and the Offering Memorandum constitute the only information concerning such Initial Purchasers furnished in writing to the Company by or on behalf of the Initial Purchasers specifically for inclusion in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Offering Memorandum or in any amendment or supplement thereto.

9. Defaulting Initial Purchasers.

(a) If, on the Closing Date or the Option Closing Date, as the case may be, any Initial Purchaser defaults in its obligations to purchase the Notes that it has agreed to purchase under this Agreement, the remaining non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Notes by the non-defaulting Initial Purchasers or other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Notes on such terms. In the event that within the respective prescribed periods, the non-defaulting Initial Purchasers notify the Company that they have so arranged for the purchase of such Notes, or the Company notifies the non-defaulting Initial Purchasers that it has so arranged for the purchase of such Notes, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Pricing Disclosure Package, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Pricing Disclosure Package or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 9, purchases Notes that a defaulting Initial Purchaser agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder on such date plus such Initial Purchaser’s pro rata share (based on the principal amount of Notes that such Initial Purchaser agreed to purchase hereunder on such date) of the Notes of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; provided that the non-defaulting Initial Purchasers shall not be obligated to purchase more than 110% of the aggregate principal amount of Notes that it agreed to purchase on the Closing Date or the Option Closing Date, as the case may be, pursuant to the terms of Section 3.

(c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Notes that remains unpurchased on the Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to the Option Closing Date, the obligation of the Initial Purchasers to purchase Additional Notes on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Sections 6 and 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers by notice given to and received by the Company prior to delivery of and payment for the Notes if, prior to that time, any of the events described in Sections 7(e), (g) or (j) shall have occurred or if the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement.

11. Reimbursement of Initial Purchasers’ Expenses. If (a) the Company for any reason fails to tender the Notes for delivery to the Initial Purchasers, or (b) the Initial Purchasers shall decline to purchase the Notes for any reason permitted under this Agreement, the Company and the Guarantors shall reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including the reasonable and documented fees and disbursements of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase of the Notes, and upon demand the Company and the Guarantors shall pay the full amount thereof to the Initial Purchasers. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Initial Purchasers, the Company and the Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of those expenses.

12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to any Initial Purchaser, shall be delivered or sent by hand delivery, mail, telex, overnight courier or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration and (ii) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, with a copy to Latham & Watkins LLP, 885 Third Ave., New York, New York 10022, Attention: Ian Schuman, Esq. and Greg Rodgers, Esq., and with a copy, in the case of any notice pursuant to Section 8(c), to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Ave., New York, New York 10019;

(b) if to the Company or any Guarantor, shall be delivered or sent by mail, telex, overnight courier or facsimile transmission to Jarden Corporation, 555 Theodore Fremd Avenue, Rye, New York 10580, Attention: Legal Department (Fax: 914-967-9405), with a copy to Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, Attention: Robert L. Lawrence and Mitchell D. Hollander;

provided, however, that any notice to an Initial Purchaser pursuant to Section 8(c) shall be delivered or sent by hand delivery, mail, facsimile or electronic transmission to such Initial Purchaser at its address set forth in its acceptance telex to Barclays Capital Inc., which address will be supplied to any other party hereto by Barclays Capital Inc. upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by Barclays Capital Inc.

13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements of the Company and the Guarantors contained in this Agreement shall also be deemed to be for the benefit of directors, officers and employees of the Initial Purchasers and each person or persons, if any, controlling any Initial Purchaser within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

14. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Notes and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of any of them or any person controlling any of them.

15. Definition of the Terms “Business Day”, “Affiliate”, and “Subsidiary”. For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

16. Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. Waiver of Jury Trial. The Company and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Company and the Guarantors acknowledge and agree that in connection with this offering, or any other services the Initial Purchasers may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Initial Purchasers: (a) no fiduciary or agency relationship between the Company, any Guarantor and any other person, on the one hand, and the Initial Purchasers, on the other, exists; (b) the Initial Purchasers are not acting as advisors, expert or otherwise, to the Company or the Guarantors, including, without limitation, with respect to the determination of the purchase price of the Notes, and such relationship between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the Initial Purchasers may have to the Company and the Guarantors shall be limited to those duties and obligations specifically stated herein; (d) the Initial Purchasers and their respective affiliates may have interests that differ from those of the Company and the Guarantors; and (e) the Company and the Guarantors have consulted their own legal and financial advisors to the extent they deemed appropriate. The Company and the Guarantors hereby waives any claims that the Company and the Guarantors may have against the Initial Purchasers with respect to any breach of fiduciary duty in connection with the Notes.

19. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement between the Company, the Guarantors and the Initial Purchasers, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

JARDEN CORPORATION

By	/s/ John E. Capps
Name: John E. Capps
Title: Executive Vice President, General Counsel and Secretary

GUARANTORS

ALLTRISTA PLASTICS LLC
AMERICAN HOUSEHOLD, INC.
AUSTRALIAN COLEMAN, INC.
BICYCLE HOLDING, INC.
BRK BRANDS, INC.
CC OUTLET, INC.
COLEMAN INTERNATIONAL HOLDINGS, LLC
COLEMAN WORLDWIDE CORPORATION
FIRST ALERT, INC.
HEARTHMARK, LLC
HOLMES MOTOR CORPORATION
JARDEN ACQUISITION I, LLC
JARDEN ZINC PRODUCTS, LLC
JT SPORTS LLC
K-2 CORPORATION
K2 INC.
KANSAS ACQUISITION CORP.
L.A. SERVICES, INC.
LASER ACQUISITION CORP.
LEHIGH CONSUMER PRODUCTS LLC
LOEW-CORNELL, LLC
MARKER VOLKL USA, INC.
MARMOT MOUNTAIN, LLC
MIKEN SPORTS, LLC
NIPPON COLEMAN, INC.
OUTDOOR TECHNOLOGIES CORPORATION
PENN FISHING TACKLE MFG. CO.
PURE FISHING, INC.
QUOIN, LLC
RAWLINGS SPORTING GOODS COMPANY, INC.
SEA STRIKER, LLC
SHAKESPEARE COMPANY, LLC
SHAKESPEARE CONDUCTIVE FIBERS, LLC
SI II, INC.
SITCA CORPORATION
SUNBEAM AMERICAS HOLDINGS, LLC
SUNBEAM PRODUCTS, INC.
THE COLEMAN COMPANY, INC.
THE UNITED STATES PLAYING CARD COMPANY
USPC HOLDING, INC.

By	John E. Capps
Name: John E. Capps
Title: Vice President

Accepted, as of the date first written above:

BARCLAYS CAPITAL INC.

J.P. MORGAN SECURITIES LLC

Acting on behalf of themselves and as the

Representatives of the several Initial Purchasers

BARCLAYS CAPITAL INC.

By	/s/ Paul Robinson
Name: Paul Robinson
Title: Managing Director

J.P. MORGAN SECURITIES LLC

By	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

35